Exhibit 99.1

Marriott San Jose Hotel

Combined Financial Report
Year Ended December 31, 2015

Includes accounts of:
SP6 San Jose Hotel Owner, LLC
SP6 San Jose Hotel Lessee, LLC

Contents

Independent auditor's report	1-2

Financial statements

Combined balance sheet	3

Combined statement of operations	4

Combined statement of changes in equity	5

Combined statement of cash flows	6

Notes to combined financial statements	7-11

Independent Auditor's Report

To the Member
SP6 San Jose Hotel Owner, LLC
SP6 San Jose Hotel Lessee, LLC

Report on the Financial Statements
We have audited the accompanying combined financial statements of SP6 San Jose Hotel Owner, LLC and SP6 San Jose Hotel Lessee, LLC (collectively, the Company), which comprise the combined balance sheet as of December 31, 2015, and the related combined statements of operations, changes in equity and cash flows for the year then ended and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter
On May 13, 2016, the Company entered into a purchase and sale agreement with CWI 2 San Jose Hotel, LP for the sale of the Marriott San Jose Hotel (the Hotel). On July 13, 2016, the Hotel was sold for $154,000,000 (see Note 8).

/s/ RSM US LLP

Chicago, Illinois
September 28, 2016

Marriott San Jose Hotel

Combined Balance Sheet
December 31, 2015

Assets

Investment in hotel property, net	$87,778,163
Cash and cash equivalents	2,682,098
Restricted cash	667,798
Accounts receivable	824,103
Prepaid expenses and other assets	457,596

$92,409,758

Liabilities and Equity

Mortgage payable	$53,835,110
Accounts payable, accrued expenses and other liabilities	2,741,562
Advance deposits	1,060,028
Due to affiliates	30,285
57,666,985

Equity	34,742,773

$92,409,758

See notes to combined financial statements.

Marriott San Jose Hotel

Combined Statement of Operations
Year Ended December 31, 2015

Revenue:
Rooms	$30,290,857
Food and beverage	11,130,374
Other hotel revenue	1,333,748
42,754,979

Expenses:
Hotel expenses:
Rooms	8,767,636
Food and beverage	9,343,657
Other hotel expense	683,644
Administrative and general	3,751,003
Sales and marketing	3,650,170
Property taxes, insurance and other	2,330,474
Utilities	984,120
Repairs and maintenance	1,704,991
Management fees	1,263,282
Depreciation and amortization	3,464,824
35,943,801

Income from operations	6,811,178

Other operating expenses:
Asset advisory fees	275,034
275,034

Other expenses:
Interest expense	2,038,225
Interest expense - amortization of deferred financing costs	85,747
2,123,972

Net income	$4,412,172

See notes to combined financial statements.

Marriott San Jose Hotel

Combined Statement of Changes in Equity
Year Ended December 31, 2015

Balance, January 1, 2015	$32,329,082
Contributions	7,318,378
Distributions	(9,316,859)
Net income	4,412,172

Balance, December 31, 2015	$34,742,773

See notes to combined financial statements.

Marriott San Jose Hotel

Combined Statement of Cash Flows
Year Ended December 31, 2015

Cash flows from operating activities:
Net income	$4,412,172
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	3,464,824
Amortization of deferred financing costs	85,747
Changes in:
Accounts receivable	599,306
Prepaid expenses and other assets	12,559
Accounts payable, accrued expenses and other liabilities	(218,594)
Advance deposits	695,792

Net cash provided by operating activities	9,051,806

Cash flows from investing activities:
Additions to hotel operating property	(7,914,845)
Restricted cash	3,603,143
Net cash used in investing activities	(4,311,702)

Cash flows from financing activities:
Payments on mortgage payable	(1,585,540)
Member capital contributions	7,318,378
Member capital distributions	(9,316,859)
Net cash used in financing activities	(3,584,021)

Increase in cash and cash equivalents	1,156,083

Cash and cash equivalents:
Beginning of year	1,526,015

End of year	$2,682,098

Supplemental disclosure of cash flow information:
Interest paid	$2,216,606

See notes to combined financial statements.

Marriott San Jose Hotel

Notes to Combined Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies
SP6 San Jose Hotel Owner, LLC (Owner) and SP6 San Jose Hotel Lessee, LLC (Tenant) (collectively, the Company), Delaware limited liability companies, were formed for the purpose of acquiring and operating the Marriott San Jose Hotel (the Hotel), a 510-room full-service hotel located in San Jose, California with three food and beverage outlets, meeting and event space, a fitness center, business center and an outdoor swimming pool. On May 9, 2013, the Company acquired the Hotel for a purchase price of $85,295,000. The accompanying financial statements are presented on a combined basis as the Owner and Tenant are under common management and common ownership. The Owner owns the Hotel and leases it to the Tenant, which operates the Hotel.

At December 31, 2015, the Company’s sole member is CBRE Strategic U.S. Value 6 REIT Operating, L.P.. The Company will terminate upon sale or distribution of all the investments, and all affairs of the Company will be completed and the certificate of formation will be canceled in the manner required, as defined in the operating agreement. All profits, losses, distributions and contributions are allocated to the Owner.

On July 13, 2016, the Hotel was sold to an unaffiliated third party (Note 8).

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The accompanying combined financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP). The combined financial statements present the financial position, results of operations, and cash flows of the Hotel by combining the accounts of the Owner and Tenant. The rental income received by the Owner is eliminated against the lease expense of the Tenant. All other significant intercompany accounts and transactions have also been eliminated.

Use of estimates: The preparation of the combined financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company maintained cash balances in financial institutions that, from time to time, exceeded the Federal Deposit Insurance Corporation (FDIC) insured limit. The Company believes it is not exposed to any significant credit risk related to cash.

Restricted cash: Restricted cash consists of cash held in escrow reserves to be utilized for tax payments and the payment of future capital improvements.

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales and other hotel income and (b) amounts earned but unbilled for the aforementioned services until guests check out of the Hotel. Receivables are recorded at the Company’s respective estimate of the amounts that will ultimately be collected. On a periodic basis, accounts receivable balances are evaluated and an allowance for doubtful accounts is established, when deemed necessary, based on its history of past write-offs, collections and current credit conditions. At December 31, 2015, there was no allowance for doubtful accounts.

Inventories: Inventories consist of food, beverage and supplies and are stated at the lower of cost or market and are included within prepaid expenses and other assets on the accompanying combined balance sheet.

Marriott San Jose Hotel

Notes to Combined Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Investment in hotel property and depreciation: Investment in hotel property including land, building and improvements, furniture, fixtures, and equipment and site improvements are stated at cost. Replacements and improvements are capitalized and recorded at cost, while repairs and maintenance are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 40 years for the building, 4 years up to the remaining life of the building at the time of the addition for building improvements, 4 to 15 years for site improvements, 1 to 12 years for furniture, fixtures, and equipment and the lesser of the economic life or life of the lease for tenant improvements.

Impairment of long-lived assets: The Company reviews long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated future cash flows expected to be generated by the asset. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment of the carrying value of long-lived assets was recognized for the year ended December 31, 2015.

Deferred financing costs: Deferred financing fees are bank fees and other costs incurred in obtaining financing that are amortized over the term of the respective loan agreement using a method which approximates the effective interest method. Upon refinancing, any unamortized financing costs are written off and included in interest expense – amortization of deferred financing costs on the accompanying combined statement of operations.

In April 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability, consistent with debt discounts.

The Company adopted the new guidance and retrospectively presented debt issuance costs related to its long-term debt as a deduction from the carrying amount of the associated debt on its combined balance sheet as of December 31, 2015. This change did not affect the Company’s combined statements of operations, cash flows or changes in equity.

Advance deposits: Advances received for rooms, group reservations, banquets, food and beverage and other property operations in advance of providing the related services are deferred. Related revenue is recognized when occupancy or the service is performed, or when an advance deposit is forfeited.

Revenue recognition: Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of individual and group room sales, food and beverage sales and other hotel revenues such as telephone.

Sales and marketing costs: All sales and marketing costs, including production cost of print, radio, television, and other advertisements are expensed as incurred.

Presentation of sales tax: Sales tax is collected from all nonexempt customers and the Company remits the entire amount to the respective state tax jurisdiction upon collection from the customer. The accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.

Marriott San Jose Hotel

Notes to Combined Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)

Income taxes: No provision for federal income taxes has been made as the liability for such taxes is that of the Owner, rather than the Company. The Company is subject to the statutory requirements of the state in which it conducts business. Management of the Company identifies tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority. For the year ended December 31, 2015, management has determined that there are no material uncertain tax positions.

Note 3.	Investment in Hotel Property
At December 31, 2015, investment in hotel property, net consists of the following:

Land	$14,900,711
Buildings	64,916,953
Site improvements	10,470,549
Furniture, fixtures and equipment	5,173,177
95,461,390
Less accumulated depreciation	(7,683,227)
Investment in hotel property, net	$87,778,163

In connection with the purchase of the Hotel, the Company assumed all existing agreements associated with the original development of the Hotel from the prior owner including a Disposition and Development Agreement (DDA). Pursuant to the DDA, at the time of the development of the Hotel, the Redevelopment Agency of the city of San Jose (the Agency) conveyed title to an undeveloped parcel of land (the Site) located in a redevelopment district in downtown San Jose, California. The DDA also required payment to the Agency of an annual revenue participation amount through the 50-year term of the agreement, which was executed on June 9, 2000. The revenue participation equals:

•	0.5 percent of Gross Revenue, as defined in the DDA agreement (DDA Gross Revenue), from the first through fifteenth Revenue Year, as defined in the DDA Agreement (DDA Revenue Year);

•	2.0 percent of DDA Gross Revenue from the sixteenth through twenty-fifth DDA Revenue Year,

•	3.0 percent of DDA Gross Revenue from the twenty-sixth through thirtieth DDA Revenue Year,

•	4.0 percent of DDA Gross Revenue from the thirty-first through fiftieth DDA Revenue Year,

For the year ended December 31, 2015, the Company incurred charges of $213,769, which is included within property taxes, insurance and other on the accompanying combined statement of operations.

Marriott San Jose Hotel

Notes to Combined Financial Statements

Note 4.	Mortgage Note Payable
During, 2013, the Company obtained a mortgage on the Hotel whereby it received the entire maximum commitment of $57,600,000. The term of the mortgage is for five years with no extension options.
The mortgage bears interest at a fixed rate of 3.64 percent and requires monthly principal and interest payments over a twenty-year amortization period with a balloon payment at maturity on July 1, 2018. As of December 31, 2015, outstanding borrowings were $53,835,110, net of unamortized deferred financing costs of $213,414.

At December 31, 2015, scheduled debt principal payments of the mortgage note payable are as follows:

2016	$1,518,118
2017	1,580,726
2018	50,949,680
$54,048,524

In connection with the sale of the property to an unrelated third party (Note 8), the outstanding balance of the mortgage loan was repaid in its entirety.

Note 5.	Management Fees
In connection with the purchase of the Hotel, the Company assumed the management agreement with Marriott Hotel Services Inc. (the Hotel Property Management Agreement) for property management and other related services for the Hotel. The initial term of the Hotel Property Management Agreement ends on December 31, 2044. Pursuant to the terms of the Hotel Property Management Agreement, a base annual management fee of 3 percent of gross revenues of the Hotel, as defined in the agreement, and an incentive fee, as calculated per the terms of the agreement, are required. For the year ended December 31, 2015, the Company incurred $1,263,282 of base management fees. For the year ended December 31, 2015, there were no incentive management fees incurred.

Note 6.	Asset Advisory Fees
On April 1, 2013, the Company entered into an advisory agreement with an unrelated third party to provide hotel advisory and consulting services related to the management, operation, renovation, repair and maintenance and strategic marketing and sales initiatives of the Hotel (the Advisory Agreement). In connection with this agreement, the Company will pay the advisor a monthly base fee of $20,000 per month and a renovation management fee of $8,000 for each full calendar month during the course of Renovation Work, as defined in the Advisory Agreement (collectively the “Asset Advisory Fees”). The renovation management fee will be pro-rated for any partial period of less than a full calendar month at $267 per day and will not exceed $200,000 over the term of the contract. Upon the occurrence of a Liquidation Event, as defined in the Advisory Agreement, the advisor would be entitled to an incentive fee provided certain conditions are met as described in the Advisory Agreement. For the year ended December 31, 2015, the Company incurred $275,034 of Asset Advisory Fees. For the year ended December 31, 2015, there were no incentive fees incurred pursuant to the Advisory Agreement.

Marriott San Jose Hotel

Notes to Combined Financial Statements

Note 7.	Litigation
The Company may be involved from time to time in litigation arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Note 8.	Subsequent Events
On May 13, 2016, the Company entered into an agreement to sell the Hotel to an unrelated third party for a purchase price of $154,000,000. The sale of the Hotel was completed on July 13, 2016. In connection with the sale, the acquirer paid off any existing amounts due under the mortgage note payable. Marriott Hotel Services Inc. was retained to manage and operate the Hotel.

Subsequent events were evaluated for potential recognition and/or disclosures in the financial statements through September 28, 2016, the date the financial statements were available to be issued.